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                                                                    Exhibit 23.2










INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Mego Mortgage Corporation on Form S-4 of our report dated October 17, 1997, except for the third and fourth paragraphs of Note 18 as to which the date is October 22, 1997, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
-------------------------


San Diego, California
November 26, 1997